Exhibit 1.01

CONFLICT MINERALS REPORT OF ANALOG DEVICES, INC.

IN ACCORDANCE WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

(UNAUDITED)

Section 1: Introduction

This is the Conflict Minerals Report of Analog Devices, Inc. (“Analog Devices”, “we”, “our”) for calendar year 2016 in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”). Numerous terms in this Report are defined in Rule 13p-1 and Form SD and the reader is referred to those sources and to 1934 Act Release No. 34-67716 (August 22, 2012) for such definitions and explanations thereof.

Gold, tantalum, tin or tungsten (collectively, “conflict minerals”) are necessary to the functionality or production of products manufactured or contracted to be manufactured by Analog Devices. Such products include Integrated Circuits, Assembled Products and Evaluation Boards, which (depending on the product) contain one or more conflict minerals (collectively, the “Products”). Based on the Reasonable Country of Origin Inquiry described below, Analog Devices either knows that necessary conflict minerals originated in the Democratic Republic of the Congo or an adjoining country (collectively, “Covered Countries”) and are not from recycled or scrap sources, or has reason to believe that necessary conflict minerals may have originated in the Covered Countries and has reason to believe that they may not be from recycled or scrap sources. Accordingly we undertook due diligence to determine whether the necessary conflict minerals in the Products did originate or may have originated in the Covered Countries.

Analog Devices is many steps removed from the mining of the conflict minerals; we do not purchase raw ore or unrefined conflict minerals, and we do no purchasing in the Covered Countries. We either purchase conflict minerals indirectly from a smelter or refiner for use in our manufacturing processes or purchase components from suppliers that incorporate conflict minerals. The mine or other point of origin of conflict minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other conflict-mineral containing derivatives. Smelters and refiners are consolidating points for raw ore and are therefore in the best position in the total supply chain to know the origin of the ores. Our due diligence measures were based on multi-industry initiatives with the smelters and refiners of conflict minerals who provide those conflict minerals to Analog Devices’ suppliers.

Section 1.1: Company Overview

Analog Devices, Inc. is a world leader in the design, manufacture and marketing of a broad portfolio of solutions that leverage high-performance analog, mixed-signal and digital signal processing technology, including integrated circuits (ICs), algorithms, software, and subsystems. We were incorporated in Massachusetts in 1965. On March 10, 2017 we acquired Linear Technology Corporation (Linear Technology), a designer, manufacturer and marker of high performance analog ICs. Our headquarters are near Boston, in Norwood, Massachusetts. In addition, we have manufacturing facilities in the United States, Ireland, Singapore, Malaysia and the Philippines, and have design facilities worldwide. Since our inception in 1965, we have focused on solving the engineering challenges associated with signal processing in virtually all types of electronic equipment. Our signal processing products play a fundamental role in converting, conditioning, and processing real-world phenomena such as temperature, pressure, sound, light, speed and motion into electrical signals to be used in a wide array of electronic devices. As new generations of applications, such as the Internet of Things, evolve, new needs for high-performance analog signal processing and digital signal processing (DSP) technology are generated. We focus on sensing, measurement, and connectivity challenges that apply to a diverse set of customers and markets. We combine data converters, amplifiers and linear products, radio frequency (RF) ICs, power management products, sensors based on micro-electro mechanical systems (MEMS) technology and other sensors, and processing products, including DSP, micro controllers and other processors, into technology platforms that we adapt to specific customer and market needs, leveraging our engineering investment across a broad base of customers.

We focus on key strategic markets where our signal processing technology is often a critical differentiator in our customers’ products, in particular, the industrial, automotive, consumer and communications markets.

Section 1.2 Principal Products

We design, manufacture and market a broad line of high-performance ICs that incorporate analog, mixed-signal and digital signal processing technologies. Our ICs are designed to address a wide range of real-world signal processing applications. We sell our ICs to tens of thousands of customers worldwide, many of whom use products spanning our core technologies in a wide range of applications. Our IC product portfolio includes both general-purpose products used by a broad range of customers and applications, as well as application-specific products designed for specific clusters of customers in key target markets. By using readily available, high-performance, general-purpose products in their systems, our customers can reduce the time they need to bring new products to market. Given the high cost of developing more customized ICs, our standard products often provide a cost-effective solution for many low to medium volume applications. We also focus on working with leading customers to design application-specific solutions. We begin with our existing core technologies, which leverage our data conversion, amplification, RF and microwave, MEMS, power management and DSP capabilities, and devise a solution to more closely meet the needs of a specific customer or group of customers. Because we have already developed the core technology platform for our general-purpose products, we can create application-specific solutions quickly.

We produce and market a broad range of ICs and operate in one reportable segment based on the aggregation of eight operating segments. The ICs sold by each of our operating segments are manufactured using similar semiconductor manufacturing processes and raw materials in either our own production facilities or by third-party wafer fabricators using proprietary processes. Our ICs are sold to customers globally through a direct sales force, third-party distributors, independent sales representatives and via our website. Our ten highest revenue products, in the aggregate, accounted for approximately 13% of our revenue for our fiscal year ended October 29, 2016 (fiscal 2016).

Section 2: Conflict Minerals Policy

Analog Devices has adopted a Conflict Minerals Policy. The ADI Conflict Minerals Policy is publicly available on our website (http://www.analog.com/media/en/Other/About-ADI/Sustainability/Analog_Devices_Conflict_Minerals_Policy_Statement.pdf) and is a key component of our conflict minerals program framework systems. This policy:

◾	reflects ADI’s commitment to ethical practices and compliance with applicable laws and regulations,

◾	includes ADI’s actions to collaborate with other concerned electronics companies, under the EICC-GeSI Conflict-Free Sourcing Initiative (CFSI), in developing methods to track the origin of conflict minerals used in the manufacture of electronic products,

◾	reflects ADI’s support of the Conflict-Free Smelter Program (CFSP) in assessing activities, processes, and systems used by the smelter or refiner (SOR) facility to conduct upstream supply chain due diligence of minerals for conflict-affected and high-risk areas, and

◾	is communicated to ADI’s supply chain with the expectation of compliance with the conflict minerals policy, and for the suppliers to provide sourcing information using the EICC-GeSI Conflict Minerals Reporting Template (EICC-GeSI CMRT) as a standard.

Section 3: Conflict Minerals Team

An internal team is tasked to implement our Conflict Minerals Policy and oversee ADI’s conflict minerals program. The Director of Environmental, Health, & Safety (EH&S), who reports to the Senior Vice President of Global Operations and Technology, is the assigned team leader and is supported by representatives from different functional groups.

Section 4: Reasonable Country of Origin Inquiry (RCOI)

Analog Devices engaged with our relevant suppliers to identify the smelters and refiners in our supply chain. We define relevant suppliers as those who supply materials to the Company that are known to contain any or all of the conflict minerals and that end up in our final products. We utilized an online platform to reach out to our relevant suppliers to request conflict minerals sourcing information using the EICC-GeSI Conflict Minerals Reporting Template (CMRT). Information provided by our relevant suppliers is reviewed for completeness and reasonableness, based on our knowledge of the supplier. If necessary, assessment reports were created to outline additional actions needed from suppliers regarding their submission, including but not limited to follow-up and escalation.

Section 5: Due Diligence

A.	Design of Analog Devices’ due diligence framework

Analog Devices designed our due diligence measures to conform, in all material respects, with the internationally recognized due diligence framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition (OECD 2013) (“OECD Framework”), including related supplements for each of the conflict minerals.

B.	Description of Analog Devices’ due diligence measures performed with respect to products manufactured during 2016

Analog Devices’ due diligence measures performed with respect to products manufactured during 2016 included:

◾	Comparing the smelters and refiners identified by relevant suppliers via the CMRT against the CFSI list of smelter and refinery facilities that have received a “conflict free” designation for conflict minerals by participating in an independent third party smelter audit. We also validated the smelters status using CFSI’s Active Smelters and Refiners List.

◾	Gathering more information on smelters or refiners (SORs) that are not listed on the references mentioned above by working with the SOR directly, contacting the SOR indirectly through our suppliers, or conducting internet research. If the result of this data collection process indicates that the SOR is legitimately processing conflict minerals, we forward the SOR information to CFSI for further research. If, however, the result reveals that the SOR is not legitimate, we work with our supplier to conduct additional research on the SOR and to obtain information indicating that it is legitimate, otherwise, the supplier is asked to remove the alleged smelter from the supplier CMRT.

◾	Reaching out directly to SORs who are no longer certified as conflict-free by a recognized certification program to gather information regarding their plans of recertification, or lack thereof. If the SOR decided not to pursue recertification, we will ask our supplier to discontinue engagement with the smelter.

◾	Reaching out directly to the CFSI to gather additional information regarding questionable smelters. This include but are not limited to smelters who have been on the Active list (i.e., smelters who have been in the audit process but have not completed it) for more than 6 months, smelters whose certification status have expired, or newly added smelters.

◾	Working with our suppliers to strongly encourage smelters in our supply chain to participate in the CFSP or a similar program and to cease sourcing from SOR who decline to participate in a CFSP or similar program.

◾	Collaborating with suppliers to ensure accuracy of information being passed down the supply chain.

◾	Pursuing non-responsive suppliers to obtain a CMRT. Suppliers who failed to provide survey information were escalated to our purchasing group and the supplier’s management group. We will take measures up to and including termination of our relationship with the supplier, if warranted.

Section 6: Risk Management Plan

The OECD guidelines for managing risk are largely directed towards the upstream portion of the supply chain (SORs and mines of origin). Nevertheless, ADI as a downstream company in the supply chain, participates in the Conflict-Free Sourcing Initiative (CFSI) under the EICC-GeSI industry consortium to identify and review the due diligence process of the smelters or refiners in the electronics industry supply chain. CFSI assesses and audits whether the SORs adhere to the due diligence measures per the OECD Guidance; compliant SORs are then designated as “conflict free” and listed as such on the CFSI website.

Our Risk Mitigation process includes the following:

◾	In the event that a supplier reports on the EICC-GeSI Conflict Minerals Reporting Template or it is discovered that the SOR has used conflict minerals sourced from mines that support armed conflict in the Covered Countries, then we work with the SOR to obtain its agreement to take steps to rectify the situation, including implementing corrective action to eliminate the use of non-DRC conflict free minerals in products supplied for ADI products, in an agreed upon timeframe. Should the SOR fail to mitigate the issue, ADI will discontinue engagement with the SOR.

◾	ADI will continue to work with our suppliers and with CFSI to encourage smelters who have not yet obtained the “conflict-free” designation to do so.

Findings, including the number of SORs which are designated as conflict–free and suppliers which reported conflict-free status of all its SORs during the preceding quarter relative to the total number of SORs and suppliers in the ADI supply chain, the number of SORs whose sources of minerals are undeterminable, and any supplier reporting use of minerals sourced from conflict mines are reported to the Senior Vice President of Global Operations and Technology and staff members quarterly.

The responses from our suppliers listed 306 entities as smelters or refiners of conflict minerals in their supply chains. A recognized conflict free audit program verified 244 of these entities as conflict-free. The following is a summary of the smelters used by our suppliers broken out by mineral type:

Metal	Total Known Smelters Used	Conflict-Free Smelters
Gold	135	93
Tantalum	44	44
Tin	83	67
Tungsten	44	40
Total	306	244

Section 7: Other Matters

Based on the information provided by our suppliers through December 31, 2016, we believe that the facilities that may have been used to process conflict minerals in our products include the refiners listed in Annex I below.

After exercising the due diligence described above, Analog Devices concluded that some of its necessary conflict minerals originated in the Covered Countries. Analog Devices was unable to determine whether or not such conflict minerals directly or indirectly financed an armed group in the Covered Countries. Based on information provided by our suppliers, as well as from the RCOI data from CFSI, Analog Devices believes the countries of origin of the conflict minerals contained in our products may include the countries listed in Annex II below.

Analog Devices will undertake the following steps during the next compliance period to continue to improve the due diligence conducted and to further mitigate the risk that our necessary conflict minerals benefit armed groups, including:

◾	Continue to participate in industry initiatives, such as the CFSI.

◾	Continue to contact smelters identified as a result of the RCOI process and request their participation in obtaining a “conflict free” designation from an industry program such as the CFSP program or equivalent, if they have not already done so.

◾	Integrate the recently acquired Linear Technology operations into our conflict-free minerals program.

ANNEX I

Metal	Standard Smelter Name	Location
Gold	Abington Reldan Metals, LLC**	UNITED STATES OF AMERICA
Gold	Advanced Chemical Company*	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.*	JAPAN
Gold	Al Etihad Gold LLC*	UNITED ARAB EMIRATES
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)*	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao*	BRAZIL
Gold	Argor-Heraeus S.A.*	SWITZERLAND
Gold	Asahi Pretec Corp.*	JAPAN
Gold	Asahi Refining Canada Ltd.*	CANADA
Gold	Asahi Refining USA Inc.*	UNITED STATES OF AMERICA
Gold	Asaka Riken Co., Ltd.*	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	AU Traders and Refiners*	SOUTH AFRICA
Gold	Aurubis AG*	GERMANY
Gold	Bangalore Refinery**	INDIA
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)*	PHILIPPINES
Gold	Boliden AB*	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery – Glencore Canada Corporation*	CANADA
Gold	Cendres + Metaux S.A.**	SWITZERLAND
Gold	Chimet S.p.A.*	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.*	KOREA (REPUBLIC OF)
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DODUCO GmbH*	GERMANY
Gold	Dowa*	JAPAN
Gold	DSC (Do Sung Corporation)*	KOREA (REPUBLIC OF)
Gold	Eco-System Recycling Co., Ltd.*	JAPAN
Gold	Emirates Gold DMCC*	UNITED ARAB EMIRATES
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Geib Refining Corporation*	UNITED STATES OF AMERICA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA

Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH*	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.*	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA (REPUBLIC OF)
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.*	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold	Istanbul Gold Refinery*	TURKEY
Gold	Japan Mint*	JAPAN
Gold	Jiangxi Copper Co., Ltd.*	CHINA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	RUSSIAN FEDERATION
Gold	JSC Uralelectromed*	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc*	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC*	UNITED STATES OF AMERICA
Gold	KGHM Polska Miedz Spolka Akcyjna**	POLAND
Gold	Kojima Chemicals Co., Ltd.*	JAPAN
Gold	Korea Zinc Co., Ltd.*	KOREA (REPUBLIC OF)
Gold	Kyrgyzaltyn JSC*	KYRGYZSTAN
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.*	KOREA (REPUBLIC OF)
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion*	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.*	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.*	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.*	CHINA
Gold	Metalor Technologies S.A.*	SWITZERLAND
Gold	Metalor USA Refining Corporation*	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.*	MEXICO
Gold	Mitsubishi Materials Corporation*	JAPAN

Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Gold	MMTC-PAMP India Pvt., Ltd.*	INDIA
Gold	Modeltech Sdn Bhd**	MALAYSIA
Gold	Morris and Watson	NEW ZEALAND
Gold	Moscow Special Alloys Processing Plant*	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.*	TURKEY
Gold	Navoi Mining and Metallurgical Combinat**	UZBEKISTAN
Gold	Nihon Material Co., Ltd.*	JAPAN
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH*	AUSTRIA
Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)*	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery*	RUSSIAN FEDERATION
Gold	PAMP S.A.*	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals*	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Gold	PX Precinox S.A.*	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA
Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Republic Metals Corporation*	UNITED STATES OF AMERICA
Gold	Royal Canadian Mint*	CANADA
Gold	SAAMP	FRANCE
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	Sai Refinery	INDIA
Gold	Samduck Precious Metals*	KOREA (REPUBLIC OF)
Gold	Samwon Metals Corp.	KOREA (REPUBLIC OF)
Gold	SAXONIA Edelmetalle GmbH*	GERMANY
Gold	Schone Edelmetaal B.V.*	NETHERLANDS
Gold	SEMPSA Joyeria Plateria S.A.*	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA
Gold	Singway Technology Co., Ltd.*	TAIWAN, PROVINCE OF CHINA
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals*	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.*	TAIWAN, PROVINCE OF CHINA
Gold	Sudan Gold Refinery	SUDAN
Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold	T.C.A S.p.A*	ITALY
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	CHINA
Gold	Tokuriki Honten Co., Ltd.*	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Tony Goetz NV**	BELGIUM
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	Torecom*	KOREA (REPUBLIC OF)
Gold	Umicore Brasil Ltda.*	BRAZIL
Gold	Umicore Precious Metals Thailand*	THAILAND
Gold	Umicore S.A. Business Unit Precious Metals Refining*	BELGIUM
Gold	United Precious Metal Refining, Inc.*	UNITED STATES OF AMERICA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Valcambi S.A.*	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)*	AUSTRALIA
Gold	WIELAND Edelmetalle GmbH*	GERMANY
Gold	Yamamoto Precious Metal Co., Ltd.*	JAPAN
Gold	Yokohama Metal Co., Ltd.*	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.*	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry*	CHINA
Tantalum	D Block Metals, LLC*	UNITED STATES OF AMERICA
Tantalum	Duoluoshan*	CHINA
Tantalum	Exotech Inc.*	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.*	CHINA
Tantalum	FIR Metals & Resource Ltd.*	CHINA
Tantalum	Global Advanced Metals Aizu*	JAPAN
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CHINA
Tantalum	H.C. Starck Co., Ltd.*	THAILAND

Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY
Tantalum	H.C. Starck Inc.*	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.*	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
Tantalum	H.C. Starck Tantalum and Niobium GmbH*	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.*	UNITED STATES OF AMERICA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	Jiangxi Tuohong New Raw Material*	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited*	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	KEMET Blue Metals*	MEXICO
Tantalum	KEMET Blue Powder*	UNITED STATES OF AMERICA
Tantalum	King-Tan Tantalum Industry Ltd.*	CHINA
Tantalum	LSM Brasil S.A.*	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.*	INDIA
Tantalum	Mineracao Taboca S.A.*	BRAZIL
Tantalum	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum	NPM Silmet AS*	ESTONIA
Tantalum	Power Resources Ltd.*	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)
Tantalum	QuantumClean*	UNITED STATES OF AMERICA
Tantalum	Resind Industria e Comercio Ltda.*	BRAZIL
Tantalum	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION
Tantalum	Taki Chemical Co., Ltd.*	JAPAN
Tantalum	Telex Metals*	UNITED STATES OF AMERICA
Tantalum	Tranzact, Inc.*	UNITED STATES OF AMERICA
Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.*	CHINA
Tantalum	RFH Tantalum Smeltry Co., Ltd.*	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.*	CHINA
Tin	Alpha*	UNITED STATES OF AMERICA
Tin	An Thai Minerals Co., Ltd.	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.*	CHINA

Tin	China Tin Group Co., Ltd.*	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondonia Ltda.*	BRAZIL
Tin	CV Ayi Jaya*	INDONESIA
Tin	CV Dua Sekawan*	INDONESIA
Tin	CV Gita Pesona*	INDONESIA
Tin	CV Serumpun Sebalai*	INDONESIA
Tin	CV Tiga Sekawan*	INDONESIA
Tin	CV United Smelting*	INDONESIA
Tin	CV Venus Inti Perkasa*	INDONESIA
Tin	Dowa*	JAPAN
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company**	VIET NAM
Tin	Elmet S.L.U.*	SPAIN
Tin	EM Vinto*	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tin	Fenix Metals*	POLAND
Tin	Gejiu Fengming Metallurgy Chemical Plant*	CHINA
Tin	Gejiu Jinye Mineral Company*	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC**	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.**	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant*	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.*	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.**	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	CHINA
Tin	Magnu’s Minerais Metais e Ligas Ltda.*	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA
Tin	Melt Metais e Ligas S.A.*	BRAZIL
Tin	Metahub Industries Sdn. Bhd.	MALAYSIA
Tin	Metallic Resources, Inc.*	UNITED STATES OF AMERICA
Tin	Metallo-Chimique N.V.*	BELGIUM
Tin	Mineracao Taboca S.A.*	BRAZIL
Tin	Minsur*	PERU
Tin	Mitsubishi Materials Corporation*	JAPAN
Tin	Modeltech Sdn Bhd**	MALAYSIA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.**	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	O.M. Manufacturing (Thailand) Co., Ltd.*	THAILAND

Tin	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES
Tin	Operaciones Metalurgical S.A.*	BOLIVIA (PLURINATIONAL STATE OF)
Tin	PT Aries Kencana Sejahtera*	INDONESIA
Tin	PT Artha Cipta Langgeng*	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin	PT Babel Inti Perkasa*	INDONESIA
Tin	PT Bangka Prima Tin*	INDONESIA
Tin	PT Bangka Tin Industry*	INDONESIA
Tin	PT Belitung Industri Sejahtera*	INDONESIA
Tin	PT Bukit Timah*	INDONESIA
Tin	PT DS Jaya Abadi*	INDONESIA
Tin	PT Eunindo Usaha Mandiri*	INDONESIA
Tin	PT Inti Stania Prima*	INDONESIA
Tin	PT Karimun Mining*	INDONESIA
Tin	PT Kijang Jaya Mandiri*	INDONESIA
Tin	PT Lautan Harmonis Sejahtera*	INDONESIA
Tin	PT Menara Cipta Mulia*	INDONESIA
Tin	PT Mitra Stania Prima*	INDONESIA
Tin	PT O.M. Indonesia*	INDONESIA
Tin	PT Panca Mega Persada*	INDONESIA
Tin	PT Prima Timah Utama*	INDONESIA
Tin	PT Refined Bangka Tin*	INDONESIA
Tin	PT Sariwiguna Binasentosa*	INDONESIA
Tin	PT Stanindo Inti Perkasa*	INDONESIA
Tin	PT Sukses Inti Makmur*	INDONESIA
Tin	PT Sumber Jaya Indah*	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur*	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok*	INDONESIA
Tin	PT Tinindo Inter Nusa*	INDONESIA
Tin	PT Tommy Utama*	INDONESIA
Tin	Resind Industria e Comercio Ltda.*	BRAZIL
Tin	Rui Da Hung*	TAIWAN, PROVINCE OF CHINA
Tin	Soft Metais Ltda.*	BRAZIL
Tin	Super Ligas	BRAZIL
Tin	Thaisarco*	THAILAND
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	VQB Mineral and Trading Group JSC*	VIET NAM
Tin	White Solder Metalurgia e Mineracao Ltda.*	BRAZIL

Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.**	CHINA
Tin	Yunnan Tin Company Limited*	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.*	JAPAN
Tungsten	ACL Metais Eireli**	BRAZIL
Tungsten	Asia Tungsten Products Vietnam Ltd.*	VIET NAM
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.*	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.*	UNITED STATES OF AMERICA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.*	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co. KG*	GERMANY
Tungsten	H.C. Starck Tungsten GmbH*	GERMANY
Tungsten	Hunan Chenzhou Mining Co., Ltd.*	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji*	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Hydrometallurg, JSC*	RUSSIAN FEDERATION
Tungsten	Japan New Metals Co., Ltd.*	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.*	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.*	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.*	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.*	CHINA
Tungsten	Kennametal Fallon*	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville*	UNITED STATES OF AMERICA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CHINA
Tungsten	Moliren Ltd.*	RUSSIAN FEDERATION
Tungsten	Niagara Refining LLC*	UNITED STATES OF AMERICA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC*	VIET NAM
Tungsten	Philippine Chuangxin Industrial Co., Inc.*	PHILIPPINES

Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City*	CHINA
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.*	VIET NAM
Tungsten	Unecha Refractory metals plant*	RUSSIAN FEDERATION
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	VIET NAM
Tungsten	Wolfram Bergbau und Hutten AG*	AUSTRIA
Tungsten	Woltech Korea Co., Ltd.*	KOREA (REPUBLIC OF)
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.*	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.*	CHINA

*	Smelter name included in the Conflict-Free Smelters List as of April 26, 2017
**	Smelter name included in the CFSI Active Smelters and Refiners List as of April 26, 2017

ANNEX II

Australia	Malaysia
Austria	Mali
Benin	Mexico
Bolivia (Plurinational State of)	Mongolia
Brazil	Mozambique
Burkina Faso	Myanmar
Burundi	Namibia
Cambodia	Nicaragua
Canada	Nigeria
Chile	Panama
China	Peru
Colombia	Portugal
Ecuador	Russia
Eritrea	Rwanda
Ethiopia	Senegal
France	Sierra Leone
Ghana	South Africa
Guatemala	Spain
Guinea	Thailand
Guyana	The Democratic Republic of Congo
Honduras	Togo
India	Uganda
Indonesia	United States of America
Japan	Uzbekistan
Laos	Vietnam
Madagascar	Zimbabwe